Exhibit 99.1

STORE Capital Recasts Credit Facility

Company Reduces Borrowing Costs and Extends Maturity Date

SCOTTSDALE, Ariz., June 7, 2021 — STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it has amended and extended its existing revolving credit facility. The recast $600 million unsecured revolving credit facility has an expanded accordion feature of $1 billion, upsized from $800 million, for a total maximum borrowing capacity of $1.6 billion. The credit facility matures in June 2025 and features two six-month extension options, subject to certain conditions. The amendment also lowers the current interest rate to LIBOR plus 85 basis points, a reduction of 15 basis points from the prior revolving credit facility.

“The successful recast of our credit facility reinforces our strong balance sheet by extending the maturity and reducing the interest rate, and we appreciate the continued support shown by our banking group,” said Mary Fedewa, STORE Capital’s President and Chief Executive Officer. “This facility, along with our other attractive debt and equity financing options, provides substantial financing flexibility and allows STORE to continue to capitalize on our growing pipeline of acquisition opportunities.”

Effective June 3, 2021, the Company entered into an amended and restated credit agreement with certain banks and other lenders, including KeyBank National Association, as administrative agent, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and Wells Fargo Bank, National Association, as syndication agent.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,600 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or

STORE Capital Corporation

“plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310-622-8220

Lisa Mueller, 310-622-8231

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